Exhibit 10.1

SUMMARY SHEET OF EXECUTIVE CASH COMPENSATION

This Summary Sheet contains (i) the 2023 annual base salary rates and target percentages under the Key Officers Incentive Plan (“KOIP”) adopted on February 22, 2023 for our named executive officers, except for Benjamin M. Burns, whose salary and target percentage were adopted on June 21, 2023, and (ii) the 2024 annual base salary rates and target percentages under the KOIP for our named executive officers adopted on February 26, 2024.

Named Executive Officers[1]	2023 Annual Base Salary Rate	2024 Annual Base Salary Rate
J. Mitchell Dolloff, President & CEO	$1,120,000	$1,120,000
Benjamin M. Burns[2], EVP & CFO	$500,000	$550,000
Steven K. Henderson[3], EVP, President – Specialized Products and Furniture, Flooring & Textile Products	$560,000	$560,000
J. Tyson Hagale, EVP, President – Bedding Products	$560,000	$580,000

[1]

Scott S. Douglas was the Company’s SVP & General Counsel through December 31, 2023 and retired from the Company on February 2, 2024. He received an annual base salary rate of $502,000 in 2023. Mr. Douglas’ annual base salary rate was reduced to $251,000 from January 1, 2024 until his retirement date. Karl G. Glassman is the Company’s former Executive Chairman. His 2023 annual base salary rate was $750,000 until his retirement on May 4, 2023. Jeffrey L. Tate is the Company’s former EVP & CFO, who departed the Company on June 21, 2023. His annual base salary rate was $627,000 in 2023 until his departure. Messrs. Glassman and Tate were listed as Named Executive Officers in the Company’s 2023 proxy statement. Messrs. Douglas and Tate are expected to be listed as Named Executive Officers in the Company’s 2024 proxy statement. None of these executives are currently employed by the Company, and Messrs. Glassman and Tate were not paid a base salary in 2024.

[2]	Mr. Burns was appointed EVP & CFO on June 21, 2023. His base salary rate was increased from $350,000 to $500,000, effective June 26, 2023.
[3]	On February 26, 2024, Mr. Henderson notified the Company of his decision to retire effective April 1, 2024. As such, Mr. Henderson did not receive an increase in his 2024 base salary rate.

The named executive officers were eligible to receive an annual cash incentive for 2023 and Messrs. Dolloff, Burns and Hagale will be eligible to receive an annual cash incentive for 2024 under the KOIP (filed February 28, 2024, as Exhibit 10.2 to the Company’s Form 8-K) in accordance with the KOIP Award Formula adopted for each respective year. The 2023 KOIP Award Formula is attached as Exhibit 10.1 to the Company’s Form 8-K filed March 10, 2023. The 2024 KOIP Award Formula is attached as Exhibit 10.3 to the Company’s Form 8-K filed February 28, 2024. The cash award for 2023 was calculated, and for 2024 will be calculated, by multiplying the executive’s annual base salary at the end of the KOIP plan year by a percentage set by the Committee (the “Target Percentage”), then applying the award formula adopted by the Human Resources and Compensation Committee for the respective year. The Award Formula in 2023 established, and in 2024 will establish two performance criteria: (i) Earnings Before Interest, Taxes, Depreciation and Amortization (65% Relative Weight) and Cash Flow, or Free Cash Flow for Mr. Hagale (35% Relative Weight).

The Target Percentages for 2023 and 2024 for our named executive officers are shown in the following table.

Named Executive Officers[1]	2023 KOIP Target Percentage	2024 KOIP Target Percentage
J. Mitchell Dolloff, President & CEO	125%	135%
Benjamin M. Burns[2], EVP & CFO	80%	80%
Steven K. Henderson[3], EVP, President – Specialized Products and Furniture, Flooring & Textile Products	80%	N/A
J. Tyson Hagale, EVP, President – Bedding Products	80%	80%

[1]

Scott S. Douglas had a 2023 KOIP Target Percentage of 70%. Karl G. Glassman had a 2023 KOIP Target Percentage of 100% and his incentive payment was prorated through his retirement date of May 4, 2023. Jeffrey L. Tate had a 2023 KOIP Target Percentage of 80% which pursuant to a mutual separation agreement, he will receive a lump sum payment equal to one-half the amount he otherwise would have received had he remained employed through December 31, 2023. None will participate in the KOIP in 2024.

[2]	Mr. Burns was appointed EVP & CFO on June 21, 2023. His 2023 KOIP Target Percentage was increased from 50% to 80% at that time, which was prorated for the year.
[3]	On February 26, 2024, Mr. Henderson notified the Company of his decision to retire effective April 1, 2024. As such, Mr. Henderson will not participate in the KOIP for 2024.